SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 2, 2011

(Date of earliest event reported)

SALLY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-144427	36-4472381
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE

On June 2, 2011, Sally Beauty Holdings, Inc. (“Sally Beauty” or the “Company”), the indirect parent company of Sally Holdings LLC, announced that the Company’s Beauty Systems Group LLC and Armstrong McCall, L.P. (“AMLP”) subsidiaries, certain franchisees of AMLP, certain other individual defendants and L’Oreal USA S/D, Inc. (along with L’Oreal’s subsidiary Maly’s West) (“L’Oreal”), executed an agreement (the “Settlement Agreement”) settling the litigation initially brought by L’Oreal on February 21, 2008 against certain AMLP franchisees alleging breach of contract and other claims related to the distribution agreement between AMLP and L’Oreal concerning Matrix branded products. AMLP and Michael Voticky were added as defendants by L’Oreal on July 27, 2009.

Pursuant to the Settlement Agreement, the Company and L’Oreal have agreed a) to terminate their existing agreement to distribute Matrix branded products through AMLP and its franchisees; b) to enter into new five-year agreements to distribute Matrix branded products through AMLP and its franchisees; and c) to an exchange of financial and other consideration.  In connection with the settlement, the parties have agreed to a dismissal with prejudice of the litigation and have entered into a mutual release of all claims asserted in the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	June 2, 2011

SALLY HOLDINGS LLC

		By:	/s/ Raal H. Roos
		Name:	Raal H. Roos
		Title:	Senior Vice President, Secretary and General Counsel